UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017 (December 4, 2017)

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On December 4, 2017, Molina Healthcare, Inc. (the “Company”) entered into a commitment letter (the “Commitment Letter”) with SunTrust Bank and SunTrust Robinson Humphrey, Inc. (“STRH” and, together with SunTrust Bank, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a 364-day unsecured senior bridge facility or, at the Company’s election or subject to various considerations (including syndication by STRH), an eight-year unsecured senior bridge facility, in each case in an aggregate principal amount of up to $550.0 million (collectively, the “Bridge Facility”), to fund (i) satisfying conversions of the Company’s 1.125% Cash Convertible Senior Notes due 2020 (the “1.125% Notes”), (ii) satisfying and/or refinancing indebtedness incurred to satisfy conversions of the 1.125% Notes, (iii) repaying or refinancing the Company’s existing revolving credit facility and (iv) payment of fees and expenses in connection with the foregoing.  The Commitment Parties’ obligations under the Commitment Letter are subject to the Company’s satisfaction or the Commitment Parties’ waiver of certain conditions, including, without limitation, the execution of definitive documentation consistent with the Commitment Letter (the “Bridge Loan Documentation”), delivery of certain financial information, the accuracy of specified representations set forth in the applicable Bridge Loan Documentation, the payment of certain fees and expenses, and certain other customary closing conditions.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter.  A copy of the Commitment Letter is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On December 7, 2017, the Company announced that on December 6, 2017 it priced a synthetic exchange transaction with a limited number of holders (the “Noteholders”) of its 1.625% Convertible Senior Notes due 2044 (the “1.625% Notes”) pursuant to which the Company has agreed to repurchase from the Noteholders an aggregate of $141,275,000 principal amount of the 1.625% Notes and simultaneously issue to the Noteholders an aggregate of 2,596,246 shares of its common stock registered under the Company’s Registration Statement on Form S-3, Registration No. 333-204558, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated herein by reference.

The opinion of the Company’s counsel as to the legality of the common stock to be sold to the Noteholders is filed as Exhibit 5.1 to this Current Report on Form 8-K.

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Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

5.1 10.1 23.1 99.1
Opinion of Boutin Jones Inc.

Commitment Letter, dated December 4, 2017, by and among Molina Healthcare, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc.

Consent of Boutin Jones Inc. (included in Exhibit 5.1)

Press release of Molina Healthcare, Inc., issued December 7, 2017, regarding the pricing of its synthetic exchange transaction

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: December 7, 2017	By: /s/ Jeff D. Barlow
Jeff D. Barlow Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1 10.1 23.1 99.1
Opinion of Boutin Jones Inc.

Commitment Letter, dated December 4, 2017, by and among Molina Healthcare, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc.

Consent of Boutin Jones Inc. (included in Exhibit 5.1)

Press release of Molina Healthcare, Inc., issued December 7, 2017, regarding the pricing of its synthetic exchange transaction